Exhibit 10.6

COLLATERAL AGENT AND INTERCREDITOR AGREEMENT

This Collateral Agent and Intercreditor Agreement (this “Agreement”) dated as of May 5, 2006, is entered into by and among BANK OF AMERICA, N. A. , as Collateral Agent hereunder (the “Collateral Agent”); STANDARD PACIFIC CORP. , a Delaware corporation (the “Company”); and those subsidiaries of the Company listed on the signature pages hereof or which may hereafter become a party hereto pursuant to Section 12 (each of which is a “Pledgor Subsidiary” as defined below); and each of the following persons (each, in the capacities described below (together with the representatives of any future Additional Covered Obligations), a “Creditor Representative”):

(A)	Bank of America, N.A., in its capacity as Administrative Agent under the Revolving Credit Agreement, Term Loan A Credit Agreement and Term Loan B Credit Agreement referred to below; and

(B)

J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A. and The First National Bank of Chicago), in its capacity as trustee under the Indenture referred to below, pursuant to which the Company’s 7% Senior Notes Due 2015, 6- 1/4% Senior Notes Due 2014, 7- 3/4% Senior Notes due 2013, 6- 7/8% Senior Notes due 2011, 6- 1/2% Senior Notes due 2010, 5- 1/8% Senior Notes due 2009 and 6- 1/2% Senior Notes due 2008 (collectively the “Existing Notes”) each were issued.

The parties hereto hereby agree with reference to the following facts:

RECITALS

A.	Pursuant to the Credit Documents described herein, the Company and certain of its Pledgor Subsidiaries and other Subsidiaries have incurred indebtedness for borrowed money, or have guaranteed such indebtedness incurred by the Company.

B.	The Term Loan B Credit Agreement referred to below requires that the Company and the Pledgor Subsidiaries grant liens in the stock (or other equity interests) of certain Subsidiaries of the Company to secure the obligations of the Company and the respective Pledgor Subsidiaries under the Term Loan B Credit Agreement.

C.	The Revolving Credit Agreement, the Term Loan A Credit Agreement and the Indenture permit the liens securing Term Loan B Credit Agreement but only if such liens secure the obligations under the Revolving Credit Agreement, the Term Loan A Credit Agreement and the Indenture on an equal and ratable basis.

D.	Substantially concurrently herewith, the Company and the Pledgor Subsidiaries shall enter into the Pledge Agreement to grant the liens in the Collateral to the Collateral Agent for the mutual benefit of the Creditors.

E.	The Company and the Creditor Representatives party hereto as of the date hereof desire to provide that the liens granted under the Pledge Agreement and contemplated hereby shall, to the extent of the Qualified Obligations, be equal, ratable and pari passu and to make provision for future Qualified Obligations incurred by the Company to have the benefit of such liens on the same equal, ratable and pari passu basis.

F.	The Company and its Pledgor Subsidiaries may hereafter become entitled to the release of the Collateral subject to this Agreement, and further provision is made herein for the effectuation of such a release.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Definitions. As used herein, the following terms have the meanings set forth after each:

“Additional Covered Obligations” has the meaning set forth in Section 4 of this Agreement.

“Administrative Agent” means Bank of America, N.A., in its capacity as Administrative Agent and its successors, assigns and replacements in such capacity, under the Revolving Credit Agreement, the Term Loan A Credit Agreement and the Term Loan B Credit Agreement, respectively.

“Bankruptcy Proceeding” means any bankruptcy or insolvency case or proceeding arising out of an occurrence described in clause (a) of the definition of Trigger Event.

“Cash Equivalent Investments” means (a) direct obligations of the United States Government or any agencies thereof and obligations guaranteed by the United States Government, in each case having remaining terms to maturity of not more than 30 days; and (b) certificates of deposit, time deposits and acceptances, having remaining terms to maturity of not more than 60 days issued by United States banks which have a combined capital and surplus of at least $1,000,000,000 and having an “A” rating or better assigned thereto by Standard & Poor’s Ratings Group, a Division of The McGraw Hill Companies, Inc. or Moody’s Investors Service, Inc.

“Collateral” means the property of the Company and the Pledgor Subsidiaries which is at any time subject to the Pledge Agreement.

“Collateral Agent” means Bank of America, N.A., in its capacity as Collateral Agent and its successors, assigns and replacements in such capacity.

“Covered Obligations” means any Obligations (including Obligations owed to the Creditors under the Existing Credit Documents and Additional Covered Obligations) that would be Qualified Obligations from and after delivery of a Trigger Notice.

“Credit Documents” means, in respect of each Creditor Group, the instruments, documents and agreements evidencing the obligations and indebtedness of the Company and the Pledgor Subsidiaries owed to such Creditor Group under the respective “Loan Documents” (as defined in the Revolving Credit Agreement, the Term Loan A Credit Agreement or the Term Loan B Credit Agreement) or under the Indenture and the respective series of Notes, in each case together with any respective guarantees thereof, or evidencing Additional Covered Obligations, and in any event includes the Existing Credit Documents.

“Creditor” means each Person which is the holder of, or Creditor Representative with respect to, any indebtedness or other obligation represented by Credit Documents representing Obligations, including (a) Bank of America, N.A., as Administrative Agent under the Revolving Credit Agreement, together with the “Lenders,” “Issuing Banks,” and “Swing Line Lender” referenced in such credit agreement or from time to time party thereto, and those Persons entitled to indemnification of any character under such credit agreement, (b) Bank of America, N.A., as Administrative Agent under the Term Loan A Credit Agreement, together with the “Lenders” referenced in such loan agreement or from time to time party thereto, and those Persons entitled to indemnification of any character under such credit agreement, (c) Bank of America, N.A., as Administrative Agent under the Term Loan B Credit Agreement, together with the “Lenders” referenced in such credit agreement or from time to time party thereto, and those Persons entitled to indemnification of any character under such credit agreement, (d) J.P. Morgan Trust Company, National Association, as Trustee under the Indenture in respect of each series of Notes referred to in the definition of “Creditor Groups” and the holders of such Notes, and (e) any Creditor Representative in respect of any Additional Covered Obligations and the holders of such obligations, in each case including their respective successors, assigns and replacements.

“Creditor Group” means any of each of the following groups:

(a)	the Administrative Agent, the Lenders, the Issuing Banks and the Swing Line Lender under the Revolving Credit Agreement;

(b)	the Administrative Agent and the Lenders under the Term Loan A Credit Agreement;

(c)	the Administrative Agent and the Lenders under the Term Loan B Credit Agreement;

(d)	the Trustee for and the holders of the Company’s 7% Senior Notes Due 2015;

(e)	the Trustee for and the holders of the Company’s 6- 1/4% Senior Notes Due 2014;

(f)	the Trustee for and the holders of the Company’s 7- 3/4% Senior Notes Due 2013;

(g)	the Trustee for and the holders of the Company’s 6- 7/8% Senior Notes due 2011;

(h)	the Trustee for and the holders of the Company’s 6- 1/2 Senior Notes due 2010;

(i)	the Trustee for and the holders of the Company’s , 5- 1/8% Senior Notes due 2009;

(j)	the Trustee for and the holders of the Company’s 6- 1/2% Senior Notes due 2008; and

(k)	the Creditor Representative for and the holders of each other class of senior indebtedness of the Company which is hereafter registered as Additional Covered Obligations pursuant to Section 4 hereof; in each case together with any trustee, administrative agent or other creditor representative thereof, and any issuing banks, swap counterparties, indemnitees, or other Persons entitled to the benefit of the Collateral described in the relevant Credit Documents.

“Enforcement Order” has the meaning set forth in Section 8(a) of this Agreement.

“Event of Default” means the occurrence of any Event of Default or defined event of default under any Credit Document.

“Existing Credit Documents” means (a) the Revolving Credit Agreement and the “Loan Documents” (as such term is defined in the Revolving Credit Agreement), (b) the Term Loan A Credit Agreement and the “Loan Documents” (as such term is defined in the Term Loan A Credit Agreement), (c) the Term Loan B Credit Agreement and the “Loan Documents” (as such term is defined in the Term Loan B Credit Agreement), (d) the Indenture and the Existing Notes of the Company, and (e) all guarantees of such obligations issued by the Company or any of its Subsidiaries in respect of the foregoing, including the Existing Guarantees.

“Existing Guarantees” means guaranties or guarantees of the Obligations entered into by certain subsidiaries of the Company dated as of a date on or prior to this Agreement, including the following guaranties or guarantees by the subsidiaries of the Company named therein, in each case as at any time amended, modified, supplemented, renewed or extended:

(a)	Continuing Guaranty dated as of August 31, 2005 (as supplemented as of the date hereof) with respect to the Revolving Credit Agreement;

(b)	Continuing Guaranty of even date herewith with respect to the Term Loan A Credit Agreement;

(c)	Continuing Guaranty of even date herewith with respect to the Term Loan B Credit Agreement; and

(d)	the guarantee obligations contained in the Eleventh Supplemental Indenture dated as of February 22, 2006 included in the Indenture with respect to the Existing Notes.

“Hedge Obligations” means all obligations and indebtedness of the Company or any of its Subsidiaries under any Swap Contract (as defined in the Revolving Credit Agreement as in effect on the date hereof) entered into with any Person who is entitled to the benefits of this Agreement pursuant to Section 4.

“Indenture” means that certain Indenture dated as of April 1, 1999, as supplemented by that certain First Supplemental Indenture dated as of April 13, 1999, Second Supplemental Indenture dated as of September 5, 2000, Third Supplemental Indenture dated as of December 28, 2001, Fourth Supplemental Indenture dated as of March 4, 2003, Fifth Supplemental Indenture dated as of May 12, 2003, Sixth Supplemental Indenture dated as of September 23, 2003, Seventh and Eighth Supplemental Indentures, each dated as of March 11, 2004, Ninth and Tenth Supplemental Indentures, each dated as of August 1, 2005 and Eleventh Supplemental Indenture dated as of February 22, 2006, as at any time amended, modified, supplemented, renewed or extended.

“Majority Representatives” means, as of each date of determination, those Creditor Representatives representing (a) prior to any Trigger Event, Creditors holding a majority of the principal amount of the Covered Obligations (including for this purpose the amount of any unfunded credit commitments (including undrawn letters of credit) which are Covered Obligations and, with respect to any Hedge Obligations, the net close-out amount and unpaid amounts owed to the respective Creditors, calculated by the Collateral Agent as of the date of determination), and (b) following any Trigger Event and subject to Section 8(a), Creditors holding a majority of the principal amount of the outstanding Qualified Obligations (including without duplication the amount of any letters of credit and related reimbursement obligations or other liquidated or contingent obligations issued or arising under the related Credit Documents and, with respect to any Hedge Obligations, the close-out amount (and, if applicable, any unpaid amount) calculated by the Collateral Agent as of the date of determination).

“New Guarantee” means a guaranty of any Obligations hereafter executed by any Subsidiary of the Company, in each case as at any time amended, modified, supplemented, renewed or extended.

“Obligations” means, collectively, all obligations and indebtedness of the Company or any of the Pledgor Subsidiaries which are owed to any Creditors under the Credit Documents.

“Pledge Agreement” means a Pledge Agreement of even date herewith among the Company, the Pledgor Subsidiaries and the Collateral Agent, granting a lien to the Collateral Agent for the benefit of the holders of the Obligations, in each case as at any time amended, modified, supplemented, renewed or extended.

“Pledgee Subsidiary” has the meaning set forth in the Pledge Agreement.

“Qualified Obligations” means:

(a)	in the case of each Creditor Group holding Term Credit Obligations, all principal Obligations owed to such Creditor Group which are outstanding immediately prior to the delivery of a Trigger Notice, together with interest, fees, premiums, indemnification claims, and reasonable costs and expenses allocable to such principal, whether arising before or after a Trigger Event;

(b)	in the case of each Creditor Group holding Revolving Credit Obligations, all principal Obligations owed to such Creditor Group which are outstanding immediately prior to the delivery of a Trigger Notice (including without duplication the amount of any letters of credit and related reimbursement obligations or other liquidated or contingent obligations issued or arising under the related Credit Documents (to the extent entitled to the benefit of the relevant Credit Documents)) together with interest, fees, premiums, indemnification claims and reasonable costs and expenses allocable to such principal, whether arising before or after a Trigger Event; and

(c)	in the case of each Creditor Group holding Hedge Obligations, the net close-out amount and unpaid amounts owed to such Creditor Group immediately prior to the delivery of a Trigger Notice (as if such Hedge Obligations were then terminated), as calculated by the Collateral Agent, together with any interest, fees, premiums, indemnification claims and reasonable costs and expenses allocable to such close-out amount (or unpaid amount) included in the Hedge Obligations, whether arising before or after a Trigger Event.

“Qualified Obligations” shall exclude claims of a Creditor Group that have been finally determined to be invalid and unenforceable by a court, or arbitral body, of competent jurisdiction, but shall include claims that are reinstated, for example in the event that a payment received by Creditor Group prior to the delivery of the Trigger Notice is later held to be voidable as a preferential transfer under applicable bankruptcy law, with the effect that the Credit Obligations of such Creditor Group are correspondingly reinstated.

“Register” means a register, in the form of Exhibit A hereto, maintained by the Collateral Agent in which the Collateral Agent shall enter the name, address, telephone number, facsimile number, and representative capacity, if any of each Creditor Representative together with the original principal amount of the secured Obligations owed to the related Creditor Group and, in the case of Revolving Credit Obligations, the commitment amount under the related Credit Documents.

“Revolving Credit Agreement” means the Revolving Credit Agreement dated as of August 31, 2005 among the Company, as Borrower, the Lenders referred to therein, and Bank of America, N.A., as Administrative Agent, as amended on May 5, 2006 and as at any time amended, modified, supplemented, renewed or extended, and all restatements thereof and any agreement that refinances the indebtedness thereunder.

“Revolving Credit Obligations” means all obligations and indebtedness of the Company or any of its Subsidiaries under (a) the Revolving Credit Agreement and the Loan Documents described therein, and (b) any other Credit Documents hereafter entitled to the benefits of this Agreement pursuant to Section 4 under (and to the extent) which revolving credit facilities are provided to the Company or any of its Subsidiaries.

“Term Credit Obligations” means all obligations and indebtedness of the Company and its Subsidiaries, the holders of which are entitled to the benefits of this Agreement pursuant to Section 4 and which are not Revolving Credit Obligations or Hedge Obligations.

“Term Loan A Credit Agreement” means the Term Loan A Credit Agreement dated as of May 5, 2006 among the Company, as Borrower, the Lenders referred to therein, and Bank of America, N.A., as Administrative Agent, as at any time amended, modified, supplemented, renewed or extended, and all restatements thereof and any agreement that refinances the indebtedness thereunder.

“Term Loan B Credit Agreement” means the Term Loan B Credit Agreement dated as of May 5, 2006 among the Company, as Borrower, the Lenders referred to therein, and Bank of America, N.A., as Administrative Agent, as at any time amended, modified, supplemented, renewed or extended, and all restatements thereof and any agreement that refinances the indebtedness thereunder.

“Trigger Event” means any of the following:

(a)	the occurrence of any default under any Credit Document consisting of a bankruptcy, insolvency or similar event with respect to the Company or any Subsidiary having assets in excess of $100,000,000, provided that in the case of the commencement of any involuntary bankruptcy with respect to the Company or any such Subsidiary, no Trigger Event shall be deemed to have occurred unless and until the shortest period of grace, applicable to an involuntary bankruptcy default and provided for in the then applicable Credit Documents, has expired; or

(b)	the actual acceleration of any Obligations in a principal amount in excess of $100,000,000 by the holder or holders thereof or their representatives.

“Trigger Notice” means a written notice from any Creditor Representative to the Collateral Agent that a Trigger Event has occurred.

“Trustee” means J.P. Morgan Trust Company, National Association, in its capacity as trustee under the Indenture and its successors, assigns and replacements in such capacity. Unless otherwise indicated, capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Revolving Credit Agreement, as in effect on the date of this Agreement. As used herein, “liens” includes any liens or security interests.

2. Granting of the Liens. Concurrently with the execution and delivery of this Agreement, the Company and each Pledgor Subsidiary shall execute and deliver to the Collateral Agent the Pledge Agreement, in form and substance acceptable to the Creditor Representatives. The Collateral Agent is hereby authorized and directed to execute the Pledge Agreement, each instrument, document and agreement contemplated thereby to which the Collateral Agent is a named party, and each other instrument, document or agreement with is incidental or reasonably related thereto. Upon execution and delivery of the Pledge Agreement, the Company and the Pledgor Subsidiaries shall deliver to the Collateral Agent the certificates or instruments representing all of the issued and outstanding capital stock or other equity securities or partnership interests of each Pledgee Subsidiary.

3. Liens Equal, Ratable and Pari Passu.

(a)	Subject to Section 4 hereof, the Creditor Representatives hereby agree on behalf of their respective Creditor Groups that the liens granted to and held by the Collateral Agent, to the extent such liens secure Obligations, shall be for the equal, ratable and pari passu benefit of the Creditor Groups to the extent of their respective Covered Obligations (and, from and after delivery of a Trigger Notice, Qualified Obligations).

(b)	In the event of any Enforcement Order or the payment of proceeds pursuant to Section 7(b)(ii), each Creditor Group shall be entitled to equal priority in distribution through its Creditor Representative, ratably based upon the proportion that the Covered Obligations (and, from and after delivery of a Trigger Notice, Qualified Obligations) owed to each of the respective Creditor Groups bears to the aggregate amount of the Covered Obligations (and, from and after delivery of a Trigger Notice, Qualified Obligations). In the event that Additional Covered Obligations become entitled to the benefits hereof in the manner contemplated by Section 4, the related Creditors shall be entitled to equal priority, and ratable and pari passu distributions, as if the Creditor Representatives of such Creditors had been original parties to this Agreement; provided, however, that Creditors holding Additional Covered Obligations shall not be entitled to receive any proceeds of Collateral that were properly distributed to other Creditors, pursuant to this Agreement, prior to such Additional Covered Obligations becoming “Additional Covered Obligations” in accordance with the terms of this Agreement

(c)	The relative priority of such liens shall apply irrespective of the time, order or manner of attachment or perfection of such liens and shall not be affected by any bankruptcy, insolvency or similar event with respect to the Company or any Subsidiary.

(d)	Because a credit bid by one or more Creditor Representatives or Creditors at a foreclosure sale with respect to any portion of the Collateral might be used to evade or otherwise circumvent the requirements of equal, ratable and pari passu distributions contemplated by this Agreement, the parties hereto agree that no sale of any portion of the Collateral shall be subject to credit bidding unless all Creditor Representatives consent in writing, such consent not to be unreasonably withheld. Each of the parties from time to time hereto agrees that this is a commercially reasonable restriction on sales of the Collateral.

(e)	For purposes of determining the amounts to be distributed pursuant to Section 3 and Section 8(c), the Collateral Agent shall be entitled to establish a “record date,” as the effective date of the calculations upon which distributions are based, not more than ninety (90) days prior to the anticipated date of distribution hereunder. Upon request of the Collateral Agent, the Creditor Representatives shall immediately furnish to the Collateral Agent all information regarding the Obligations of the Creditors represented by such Creditor Representatives, respectively, as Collateral Agent shall reasonably request.

4. Designation of Additional Covered Obligations. The aggregate principal amount of indebtedness which may become Covered Obligations (and which may become, from and after delivery of a Trigger Notice, Qualified Obligations) is unlimited, but indebtedness shall become Covered Obligations (and thereafter Qualified Obligations) only upon its becoming subject to the terms and conditions set forth in this Section 4. The Company may from time to time by resolution of its board of directors (or any duly authorized committee thereof) designate any senior indebtedness of Company or other senior obligations of Company as Covered Obligations hereunder (“Additional Covered Obligations”). In order to designate any such senior indebtedness or other obligations as Additional Covered Obligations, the Company shall deliver to the Collateral Agent:

(a)	a certified copy of a resolution of its board of directors (or any duly authorized committee thereof) designating the additional indebtedness as Additional Covered Obligations;

(b)	a certificate of the chief financial officer, controller or treasurer of the Company (i) stating that, as of the date of such certificate, immediately after giving effect to the incurrence of the proposed Additional Covered Obligations, no Trigger Event has occurred in respect of any then Covered Obligation and that the incurrence by the Company and its Subsidiaries of such Additional Covered Obligations does not result in a default under the Credit Documents evidencing all outstanding Covered Obligations and (ii) setting forth sufficient details regarding the proposed Additional Covered Obligations to allow the Collateral Agent to record such Additional Covered Obligations in the Register, including the nature of the Additional Covered Obligations and the name, address and contact information of the Creditor Representative with respect to such Additional Covered Obligations; and

(c)	a joinder hereto, substantially in the form of Exhibit B hereto, executed by any Creditor Representative representing the interests of the proposed Additional Covered Obligations, or by the holders of such Additional Covered Obligations and acknowledged by the Collateral Agent.

Upon the receipt by the Collateral Agent of a certificate from the Company’s chief financial officer, controller or treasurer stating that the foregoing conditions precedent have been satisfied (the “Obligations Certificate”), and unless the Collateral Agent has then received written notice from the Company, any Subsidiary, or any Creditor Representative that a Trigger Event has occurred, the Collateral Agent shall promptly record the particulars of the proposed Additional Covered Obligations in the Register (upon which recordation they shall constitute Covered Obligations), and shall promptly inform in writing each of the Company and the Creditor Representatives of such recordation. The Company may, from time to time, examine the Register during normal business hours of the Collateral Agent upon reasonable prior notice.

Each of the Obligations, Creditor Representatives and like information specifically described in the Recitals hereto or elsewhere in this Agreement as of the date hereof shall be deemed to be Covered Obligations and set forth in the Register. The Collateral Agent shall also note in the Register changes, additions or deletions to any of the information relating to the Covered Obligations (or from and after delivery of a Trigger Notice Qualified Obligations) promptly upon the Collateral Agent’s receiving written notice thereof from the related Creditor Representative. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Collateral Agent and each Creditor may conclusively presume that each Person whose name is recorded in the Register is qualified as the Creditor Representative hereunder for the related Covered Obligations (or Qualified Obligations) for all purposes under this Agreement. The Register shall be kept as part of the Collateral Agent’s official records and shall be available for inspection at the Collateral Agent’s office upon request by any Creditor Representative during the normal business hours and with reasonable prior notice. The Collateral Agent may conclusively rely upon the accuracy of the information certified to it by each Creditor Representative and shall have no duty whatsoever to independently confirm its accuracy.

5. Sharing of Proceeds; Turnover. Each of the Creditor Representatives agrees on behalf of its Creditor Group that in the event that such Creditor Group receives, from any realization upon the liens granted under the Pledge Agreement, a greater amount than the amount to which that

Creditor Group is entitled pursuant to Sections 3, 7(b) or 8(c), as applicable, they shall turn over to the Collateral Agent, for distribution thereto in accordance with Sections 3, 7(b) or 8(c), as applicable, such excess amount.

6. Amendments to Credit Documents. Each of the Creditor Groups shall be entitled to enter into any amendment, modification, supplement or extension of the Credit Documents to which they are a party with the Company and its Subsidiaries without affecting the relative priority of their interests in the Collateral held by the Collateral Agent. Without limiting the generality of the foregoing sentence, each of the Obligations now existing or hereafter arising under the Existing Credit Documents, including Obligations arising as a result of any amendment, modification, supplement or extension, shall constitute Covered Obligations without the necessity of any further action, notwithstanding any such amendment, modification, supplement or extension. For avoidance of doubt, any Obligations arising out of any increases in the Total Aggregate Commitment under the Revolving Credit Agreement (whether arising under Section 3.10 of the Revolving Credit Agreement or otherwise) shall constitute Covered Obligations without the necessity of any further action in respect of this Agreement.

7. Releases under and Amendments to Collateral Documents.

(a)	The Company and the Pledgor Subsidiaries shall be entitled to releases of the Collateral as provided in the Pledge Agreement, without any further requirements for notice to or consent from the Creditor Representatives or other action under this Agreement.

(b)	In addition to releases pursuant to Section 7(a), promptly following a written request of the Company, the Collateral Agent shall release from the lien of the Pledge Agreement any Collateral described in such request, provided that, as of the date of such request, the Collateral Agent has received a certificate from the Company that the following conditions have been fulfilled (and the facts certified in such certificate are true and correct):

(i)	the release of such Collateral has been authorized by the Creditor Representative in respect of the Term Loan B Credit Agreement; and

(ii)	either (A) no proceeds from any sale or disposition of such Collateral are being applied (through the procedure provided in Section 3) to repay any Covered Obligations as a condition to such release or (B) if any such proceeds are applied to repay any Covered Obligations as a condition to such release, such proceeds are being applied to repay the Covered Obligations (or in the case of letters of credit, contingent Hedge Obligations and other contingent obligations included in the Covered Obligations, held to secure repayment of such Obligations in a manner consistent with Section 8(e)) ratably based upon the proportion that the Covered Obligations owed to each of the respective Creditor Groups bears to the aggregate amount of the Covered Obligations.

(c)	The Company and the Pledgor Subsidiaries shall be entitled to request that the Collateral Agent enter into amendments to the Pledge Agreement with the consent of the Majority Representatives, other than with respect to releases of Collateral (which are governed by Sections 7(a), 7(b) and 13 of this Agreement). Any request made by the Company and the Pledgor Subsidiaries pursuant to this subsection shall be made to the Collateral Agent in writing, with copies to each of the Creditor Representatives, and the Company shall provide the Collateral Agent with proof of notice to the Creditor Representatives. If the Collateral Agent receives written consent from the Majority Representatives, the Collateral Agent shall execute the proposed documents (with any minor amendments or revisions required thereto).

(d)	In addition, without any requirement for notice to or consent from the Creditor Representatives, the Collateral Agent may execute amendments to the Pledge Agreement to include among the obligations secured by the Collateral any Additional Covered Obligations designated under Section 4 (together with any other minor amendments relating to the addition of such obligations that are deemed necessary or desirable by the Collateral Agent). If in connection with the designation of Additional Covered Obligations under Section 4, the Company and the Pledgor Subsidiaries are prepared to execute and deliver any amendments (other than those described in the immediately preceding sentence) proposed by the Creditor Representative with respect to such Additional Covered Obligations, the Collateral Agent will execute and deliver such amendments, if, ten business days following the circulation of a draft thereof to all of the Creditor Representatives (or a shorter time not less than three business days which is specified by the Collateral Agent to accommodate any exigent circumstances identified by the Company), no written objection to such amendments by the Majority Representatives has been received by the Collateral Agent or, in the event of any such objection, the Collateral Agent will execute and deliver such amendments (with any minor amendments or revisions required thereto) as are in accordance with the written directions of the Majority Representatives and satisfactory to the Collateral Agent, the Company and the Pledgor Subsidiaries.

8. Enforcement of the Liens.

(a)	Upon the occurrence of a Trigger Event, the Creditor Representative of any Creditor Group which asserts the Trigger Event may unilaterally direct the Collateral Agent in writing to proceed to enforce the liens granted in its favor in accordance with this Section (such a written direction is referred to as an “Enforcement Order”), without the requirement of the consent or approval of any other Creditor or Creditor Representative. Upon its receipt of any such Enforcement Order, the Collateral Agent shall promptly and in any event within ten business days notify each other Creditor Representative thereof, and the Creditor Representatives shall form a committee of the Creditor Representatives (the “Enforcement Committee”) to determine the order and manner in which the remedies of the Collateral Agent shall be exercised. The Majority Representatives shall notify the Collateral Agent in writing of the formation of the Enforcement Committee; which notice may designate a Creditor Representative as the chair of the Enforcement Committee. Any such chair of the Enforcement Committee shall act or refrain from acting as directed by the Majority Representatives, however the Collateral Agent shall be entitled to follow the written directions of the chair of the Enforcement Committee until notified in writing by the Majority Representatives to the contrary and, in the absence of written direction from the Enforcement Committee (or any such chair) the Collateral Agent shall take no action except as permitted by Section 10(h). Each Creditor Representative shall be entitled to cast votes equal to the aggregate amount of the Qualified Obligations owed to its Creditor Group (including, in the case of letters of credit, contingent Hedge Obligations and other contingent obligations included in the Covered Obligations, the amount of such contingent obligations as determined by the Collateral Agent). For purposes of this Section 8, if a Creditor Representative is unable or unwilling to participate actively in the selection of an Enforcement Committee, then such Creditor Representative, and the Qualified Obligations represented by such Creditor Representative, shall be excluded in the determination of the “Majority Representatives.”

(b)	No Creditor or Creditor Representative shall have any right to institute any action or proceeding or to exercise any other remedy provided by the Pledge Agreement or by law or equity for the purpose of realizing upon the liens in the Collateral unless (i) an Enforcement Order shall have been tendered to the Collateral Agent and the Collateral Agent shall have failed to act within 30 days thereafter (excluding any days during which the Collateral Agent shall be prohibited from acting by injunction, automatic stay, or similar legal restriction); or (ii) all Creditor Representatives consent thereto in writing (such consent not to be unreasonably withheld). In such case, but not otherwise, any Creditor Representative acting on behalf of itself and the other Creditor Representatives shall be entitled to initiate actions or proceedings in any court of competent jurisdiction such as the Collateral Agent may have taken under this Agreement.

(c)	Except as otherwise provided herein or by applicable law, the money received from the enforcement of any lien under the Pledge Agreement shall be applied by the Collateral Agent (or, if applicable under Section 8(b), a Creditor Representative initiating an action or proceeding) as follows:

First, to the Collateral Agent in such capacity only (and not as a Creditor Representative) in an amount equal to its costs, fees, expenses, including fees and expenses of its attorneys, agents and advisors and indemnity claims arising under this Agreement or other applicable agreements;

Second, to each Creditor or Creditor Representative which has advanced funds to the Collateral Agent in accordance with Sections 10(a), 10(b) or 10(d)(ii) hereof, ratably in accordance with the amounts so advanced;

Third, to the payment (through the Creditor Representatives) of the Qualified Obligations, ratably in accordance with Section 3, or, in the case of Qualified Obligations that are not then due and payable, to be held as Collateral in accordance with Section 8(e) hereof;

Fourth, ratably to the Collateral Agent in such capacity only (and not as a Creditor Representative) in an amount equal to its costs, fees, expenses, to the extent not reimbursed pursuant to clause First above, including fees and expenses of its attorneys, agents and advisors and indemnities in connection with its actions hereunder and under the Pledge Agreement and any unpaid amounts owed to the Collateral Agent pursuant to Section 10; and

Finally, as required by law, to the Persons or Persons legally entitled thereto.

(d)	The following provisions shall apply during any Bankruptcy Proceeding of the Company or any Pledgor Subsidiary

(i) The Collateral Agent shall represent all Creditors in connection with all matters directly relating solely to the Collateral, including, without limitation, use, sale or lease of Collateral, use of cash collateral, relief from the automatic stay and adequate protection. The Collateral Agent shall act on the instructions of the Majority Representatives.

(ii) Each Creditor shall be free to act independently on any issue not directly relating solely to the Collateral. Each Creditor shall give prior notice to the Collateral Agent of any action hereunder to the extent that such notice is possible. If such prior notice is not given, such Creditor shall give prompt notice following any action taken hereunder.

(iii) Any proceeds of the Collateral received by any Creditor as a result of, or during, any Bankruptcy Proceeding will be delivered promptly to the Collateral Agent for distribution in accordance with Section 8(c).

(e)	Any amount available for distribution pursuant to the Third clause of Section 8(c) with respect to any Qualified Obligation not then due and payable (including any principal amounts not then accelerated or otherwise due and payable, the outstanding amount of any undrawn letters of credit, Hedge Obligations not then due and payable and other contingent obligations included in the Qualified Obligations and not then due and payable (collectively, the “Future Qualified Obligations”)) shall be held by the Collateral Agent and deposited in an account (the “Cash Collateral Account”) to be held as collateral for the Qualified Obligations and disposed of as provided herein. On each date on which a Future Qualified Obligation becomes due and payable, the Collateral Agent shall distribute from the Cash Collateral Account to the respective Creditor Representative for application to the payment of such Qualified Obligations due to the respective Creditors, an amount equal to the product of (1) the amount then on deposit in the Cash Collateral Account, and (2) a fraction, the numerator of which is the amount of such Future Qualified Obligation that has become due and payable and the denominator of which is the outstanding amount of all Future Qualified Obligations immediately prior to the time such Future Qualified Obligation became due and payable. On each date on which a reduction in the outstanding amount of Future Qualified Obligations occurs other than as a result of a repayment (whether as a result of the expiration of a letter of credit without a drawing, a decrease in the calculation of the amount payable in respect of a Hedge Obligation or otherwise), the Collateral Agent shall distribute from the Cash Collateral Account an amount equal to the product of (1) the amount then on deposit in the Cash Collateral Account, and (2) a fraction, the numerator of which is the amount of such reduction in the outstanding amount of Future Qualified Obligations and the denominator of which is the outstanding amount of all Future Qualified Obligations immediately prior to such reduction, which amount shall be distributed as provided in the Third clause of Section 8(c). At such time as the outstanding amount of all Future Qualified Obligations is reduced to zero, any amount remaining in the Cash Collateral Account, after the distribution therefrom as provided above, shall be distributed as provided in Section 8(c). For purposes of determining “Majority Representatives”, and the amount of Covered Obligations and Qualified Obligations in Section 3, Covered Obligations and Qualified Obligations of a Creditor shall be deemed not to include an amount of such Covered Obligations and Qualified Obligations equal to the amount held in the Cash Collateral Account allocable to such Creditor’s Future Qualified Obligations.

(f)	Any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision of any of the Pledge Agreement or otherwise, shall to the extent feasible within a reasonable time be invested by the Collateral Agent in Cash Equivalent Investments. Any interest earned on such funds shall be disbursed to the Creditors or held as Collateral in accordance with Section 8(c), as applicable. The Collateral Agent may hold any such funds in a common interest bearing account. To the extent that the interest rate payable with respect to any such account varies over time, the Collateral Agent may use an average interest rate in making the interest allocations among the respective Creditors. The Collateral Agent shall have no duty to place funds held pursuant to this Section 8(f) in investments which provide a maximum return; provided, however, that the Collateral Agent shall to the extent feasible invest funds in Cash Equivalent Investments with reasonable promptness. In the absence of gross negligence or willful misconduct (and except as to deposits maintained with the Collateral Agent), the Collateral Agent shall not be responsible for any loss of any funds invested in Cash Equivalent Investments in accordance with this Section 8(f).

9. Marshaling of Assets; Election of Remedies; Amendments.

(a)	Each of the parties hereto waives any right it may now or hereafter have to require any other party to marshal assets, to exercise rights or remedies in a particular manner, or to forbear exercising such rights and remedies in any particular manner or order.

(b)	Each of the parties hereto will be free to exercise in such manner and order as it elects in its discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of its rights and remedies with respect to the Obligations owed to its Creditor Group. Each of the parties hereto will have the unfettered right, at any time or from time to time, in compliance with their Credit Documents, to release, subordinate or otherwise diminish any lien on any Collateral not required to be released hereunder, without affecting the liens of the other parties in such Collateral or the rights of the releasing or subordinating party hereunder with respect to other Collateral.

(c)	This Agreement may not be amended, modified or supplemented without the prior written consent of all the parties hereto at the time of such proposed amendment, modification or supplement.

10. Concerning the Collateral Agent.

(a)	The Collateral Agent’s Costs and Expenses. The Company will pay or reimburse the Collateral Agent upon its request for all reasonable out-of-pocket costs, expenses, disbursements and advances incurred or made by the Collateral Agent (including the reasonable compensation and the disbursements of its counsel and all other professional advisors to the Collateral Agent) in connection with:

(i)	the execution and administration of this Agreement and the Pledge Agreement;

(ii)	the discharge of all or any portion of the liens subject to this Agreement;

(iii)	the administration or execution, prior to receipt of an Enforcement Order by the Collateral Agent, of its duties hereunder or the liens contemplated hereby; and

(iv)	the administration or execution, after receipt of an Enforcement Order by the Collateral Agent, of all duties of the Collateral Agent hereunder until finally and fully performed; except any such expense, disbursement or advance which results from its gross negligence or bad faith or in connection with proceedings in respect of which a final judicial determination is made that the Collateral Agent was not entitled to enter into such proceedings. In the event that the Company fails to pay any amount due under this clause (a), the Collateral Agent shall give notice to each of the Creditor Representatives of the Company’s failure to pay such amount due, in which case each Creditor Representative shall pay the proportional share of its Creditor Group (based on the amount of the Covered Obligations (or Qualified Obligations) of its Creditor Group to the total amount of Covered Obligations (or Qualified Obligations)) of such amount and shall be subrogated to the right of the Collateral Agent to obtain such payment from the Company.

(b)	Indemnification of the Collateral Agent. The Company hereby indemnifies the Collateral Agent (in its capacity as Collateral Agent and in its individual or corporate capacity) and each of its officers, directors, attorneys in fact and agents for, and holds it harmless against, any cost, claim, damages, loss or liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with, or related to or arising from: (i) the execution, acceptance and administration of this Agreement and the performance of its duties hereunder or in connection with the Pledge Agreement or any Enforcement Order; (ii) the execution of the Pledge Agreement, or the granting of any lien or security interest on any Collateral for the benefit of the Collateral Agent; or (iii) any action taken or not taken by Collateral Agent upon the request or instruction of the Company, the Majority Representatives, the chair of the Enforcement Committee, or any Creditor including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except for any loss, liability or expense incurred by reason of the Collateral Agent’s gross negligence or willful misconduct. If the Collateral Agent incurs expenses in connection with the occurrence of a bankruptcy or the appointment of a receiver relating to the Company or any of the Pledgor Subsidiaries, the expenses and compensation for those services are intended to constitute expenses of administration under any bankruptcy or receivership law. In the event that the Company fails to pay any amount due under this clause (b), the Collateral Agent shall give notice to each of the Creditor Representatives of the Company’s failure to pay such amount due, in which case each Creditor Representative shall pay the proportional share of its Creditor Group (based on the amount of the Covered Obligations (or Qualified Obligations) of its Creditor Group to the total amount of Covered Obligations (or Qualified Obligations)) of such amount and shall be subrogated to the right of the Collateral Agent to obtain such payment from the Company. The obligations of the Company under this clause (b) shall survive any satisfaction and discharge or termination of this Agreement.

(c)	Amount of Covered Obligations or Qualified Obligations Outstanding. The Company shall promptly provide the Collateral Agent with such information in writing relating to the amount of the outstanding Obligations and any related commitments from time to time as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to fulfill its obligations hereunder. If the Company shall fail to provide the Collateral Agent with the required information within the required period, the Collateral Agent shall be entitled to conclusively rely on a written statement signed by the related Creditor Representative.

(d)	Conditions Precedent to Collateral Agent’s Obligation to Act.

(i)	Unless and until it shall have been required so to do under the terms hereof, the Collateral Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby; nor shall the Collateral Agent be required to take notice of any Trigger Event or Enforcement Order, other than in payment of any moneys required by any provision hereof to be paid to it, unless and until the Collateral Agent receives notice in writing of such Trigger Event or Enforcement Order and prior to receipt of such written notice the Collateral Agent may assume that no Trigger Event or Enforcement Order has occurred.

(ii)	The obligation of the Collateral Agent to commence, continue, cease or refrain from any act, action or proceeding for the purpose of enforcing or ceasing to enforce any rights of the Collateral Agent or the Creditors hereunder shall be conditional upon the Creditors (other than Creditors who act solely as a Creditor Representative) furnishing, when required by notice in writing by the Collateral Agent to the Creditor Representative of such Creditors, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Collateral Agent to protect and hold harmless the Collateral Agent against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof except for costs, charges and liabilities incurred by reason of the Collateral Agent’s gross negligence or willful misconduct. Each Creditor providing such indemnity shall be entitled to reimbursement of any and all amounts provided by such Creditor under such indemnity in accordance with Section 8(c).

(iii)	None of the provisions contained in this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

(e)	Collateral Agent’s Reliance. The Collateral Agent may conclusively rely and shall be protected in acting upon any such documents deposited with it in purported compliance with any such provision or for any other purpose hereof, but may require further evidence before acting or relying thereon. The Collateral Agent may rely conclusively and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties. However, the Collateral Agent may require reasonable evidence of the due execution thereof before acting or relying thereon.

(f)	Experts and Advisers. The Collateral Agent may at the expense of the Company appoint such agents and employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and shall not be responsible for any misconduct (other than through its own gross negligence or willful misconduct) on the part of any of them. The Collateral Agent may pay reasonable remuneration for all services performed for it in the discharge of its duties as Collateral Agent hereunder. The Collateral Agent may act (but shall not be bound to act) and shall be protected in acting in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company, any Subsidiary or by the Collateral Agent, in relation to any matter related to or arising in the administration of this Agreement.

(g)	Cash, Documents, Etc. Paid or Delivered to the Collateral Agent. Any cash, securities, documents of title or other instruments, and other assets that may from time to time be paid or delivered to the Collateral Agent by the Company or any Pledgor Subsidiary to be held for the benefit of all Creditors in accordance with the provisions hereunder shall be so held by the Collateral Agent as agent for the benefit of the Creditors in accordance with this Agreement.

(h)	Action by Collateral Agent to Protect Security. After the occurrence of a Trigger Event and prior to the first meeting of the Enforcement Committee, the Collateral Agent shall have power (but not any duty) to institute and to maintain such actions and proceedings solely as directed in writing by a Creditor Representative, as deemed necessary or expedient by such Creditor Representative, and solely to the extent indemnified by such Creditor Representative to its satisfaction and upon advice of counsel, upon which it may conclusively rely, to prevent any impairment of the liens of the Pledge Agreement or to preserve or protect its interests and the security and interests of the Creditors in respect of the Collateral or in respect of the income, earnings, rents, issues and profits therefrom.

(i)	Collateral Agent Not Required to Give Security. The Collateral Agent shall not be required to give any bond or security in respect of the execution of its duties as Collateral Agent under this Agreement.

(j)	Condition of the Collateral. Neither the Collateral Agent nor any Creditor shall be liable for (i) any failure or defect of title to the Collateral, (ii) any failure to perfect the lien of the Pledge Agreement, (iii) any decline in the value of Collateral or (iv) any statements of fact in the recitals in this Agreement or in the Pledge Agreement.

(k)	Liens and Sufficiency of Pledge Agreement. The Collateral Agent shall have no duty to maintain any financing statements or maintain perfected liens granted to it hereunder. The Collateral Agent is not responsible for the sufficiency, validity or enforceability of the Pledge Agreement or any other documents related thereto.

(l)	Replacement of Collateral Agent. The Collateral Agent may resign and be discharged from the performance of all further duties hereunder by giving to the Company and the Creditor Representatives sixty days’ notice in writing or such shorter notice as the Company and the Majority Representatives may approve, provided that such resigning Collateral Agent receives payment in full of all amounts due and owing to it hereunder prior to or upon its removal taking effect; and provided, further, that such successor Collateral Agent shall be a bank or trust company having a combined and capital surplus of at least $1 billion, subject to supervision or examination by federal or state lending authority, and authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent. The Majority Representatives may at any time remove the Collateral Agent for cause and appoint a new Collateral Agent. “Cause” shall include the failure of the Collateral Agent to take any action that the Collateral Agent is required to take hereunder after request therefor by Majority Representatives, or the Collateral Agent has taken any action hereunder that the Collateral Agent is not authorized to take hereunder and that violates the terms hereof. If no Event of Default has then occurred and is continuing and if the Collateral Agent is not a Creditor Representative, the Company may, with the written concurrence of the Majority Representatives, remove the Collateral Agent and appoint a new Collateral Agent with the consent of the Majority Representatives (which shall not be unreasonably withheld or delayed). In the event of the Collateral Agent resigning or being removed as aforesaid, the Majority Representatives shall forthwith appoint a new Collateral Agent. On any new appointment the new Collateral Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Collateral Agent, without any further assurance, conveyance, act or deed; but the Company and the Pledgor Subsidiaries shall immediately execute, at the expense of the Company, all such conveyances or other instruments as may be necessary or advisable for the purpose of transferring the Pledge Agreement to the new Collateral Agent and assuring the continued perfection and priority of the liens thereunder.

(m)	No Trust or Fiduciary Relationship. The Collateral Agent shall not be deemed to be in a relation of trust or confidence with any Creditor Representative or Creditor by reason of this Agreement, and shall not owe any fiduciary, trust or other special duties to any Creditor or Creditor Representative by reason of this Agreement. To the extent the Collateral Agent is requested to exercise any discretion or to make any determination with respect to any provision of the Pledge Agreement or with respect to any of the Collateral, including the sufficiency, adequacy or acceptability of any document or any other item furnished to the Collateral Agent, or compliance by the Company or any Pledgor Subsidiary with any of the provisions of the Pledge Agreement, the Collateral Agent shall notify the Creditor Representatives in writing, together with a copy of the document, item or request, as applicable.

The parties hereto acknowledge that Collateral Agent’s duties do not include any discretionary authority, determination, control or responsibility with respect to the Pledge Agreement or any Collateral, notwithstanding any rights or discretion that may be granted to the Collateral Agent in the Pledge Agreement. The Collateral Agent shall have no obligation, duty or responsibility to exercise any such discretion except as directed in writing by the Majority Representatives or the chair of the Enforcement Committee and solely to the extent the Collateral Agent is indemnified to its satisfaction. The provisions of this Agreement, including, without limitation those provisions relating to the rights, duties, powers, privileges, protections and indemnification of the Collateral Agent shall apply with respect to any actions taken or not taken by the Collateral Agent under the Pledge Agreement.

The Collateral Agent shall be responsible only for the performance of such duties as are expressly set forth herein. The Collateral Agent shall not be responsible for any action taken or not taken by it under this Agreement or with respect to any Pledge Agreement at the request or direction of the Majority Representatives, the chair of the Enforcement Committee or any Creditor.

11. Further Assurances, etc. Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other action, in each case as any other party hereto may reasonably have requested (at the cost and expense of the Company) to effectuate and carry out the provisions of this Agreement, including by recording or filing this Agreement or such other documents or instruments in such places as the requesting party may reasonably request.

12. Additional Pledgor Subsidiaries. The Company and the Subsidiary Pledgors hereby agree that they shall, concurrently with the formation or acquisition of any new Subsidiary required to pledge any equity interests under the Pledge Agreement (an “Additional Subsidiary Pledgor”), cause that Additional Subsidiary Pledgor to enter into a joinder hereto, substantially in the form of Exhibit B hereto, concurrently with the execution and delivery of the Pledge Agreement which is then required to be delivered by that Additional Subsidiary Pledgor pursuant to the Pledge Agreement or any then applicable Credit Documents. To the extent that the equity securities or instruments owned by that Additional Subsidiary Pledgor, or owned by any other Subsidiary Pledgor not theretofore pledged under the Pledge Agreement, are then required under the Pledge Agreement to be delivered in pledge to secure any Obligations, the same shall be delivered to and held by Collateral Agent in accordance with the terms hereof.

13. Full Release of Liens and Termination of the Agreement. In addition to releases provided under Section 7:

(a)	In the event that the Company and the Pledgor Subsidiaries are entitled to the release of the Collateral under the applicable Credit Documents, (i) upon request of the Company, each Creditor Representative shall promptly confirm in writing to the Collateral Agent its authority to provide evidence of such release to the Company and the Pledgor Subsidiaries and (ii) the Collateral Agent shall execute appropriate documentation of the same and of the termination of this Agreement provided or caused to be provided to it by the Company subject to the payment by the Company of its remaining costs and expenses.

(b)	Promptly following a written request of the Company, the Collateral Agent shall terminate the Pledge Agreement and release and reconvey the security interest created thereby (and this Agreement shall thereupon terminate), provided that, as of the date of such request, the Collateral Agent has received a certificate from the Company that the following conditions have been fulfilled (and the facts certified in such certificate are true and correct):

(i)	all Obligations under the Term Loan B Credit Agreement have been repaid; and

(ii)	no Event of Default under any Credit Document has occurred and is continuing.

14. Notices. All notices, requests, demands, directions and other communications provided for hereunder must be in writing and must be mailed (by registered or certified mail), telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or to such other address as may be designated by a party in a written notice sent to all other parties in accordance with this Section.

15. Integration. This Agreement, including exhibits hereto, sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties. In the event of any conflict or inconsistency between this Agreement and the Pledge Agreement, the provisions of this Agreement shall govern

16. Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

17. No Third Parties Benefited. Except for the Creditors (including each future Creditor in respect of Additional Covered Obligations), no Persons not a party to this Agreement are intended to be third party beneficiaries hereunder or to have any right, benefit, priority, or interest under, or because of the existence of, or to have any right to enforce, this Agreement.

18. Construction. “Includes” and “including” are not limiting. “Or” is not exclusive. “All” includes “any” and “any” includes “all”.

19. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California, without reference to the choice of law or conflicts of law provisions thereof.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Agent and Intercreditor Agreement as of the date first written above by their duly authorized representatives.

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Eyal Namordi
Eyal Namordi, Vice President

Address for notices:

Bank of America, N.A.

100 North Tryon Street, 14th Floor
NC1-007-14-24
Charlotte, NC 28255
Attention: Cindy K. Fisher
Telephone:	(704) 387-5452
Telecopier:	(704) 409-0180

[Collateral Agent and Intercreditor Agreement - Signature Page]

BANK OF AMERICA, N.A., as Administrative Agent under the Revolving Credit Agreement, the Term Loan A Credit Agreement and the Term Loan B Credit Agreement

By:	/s/ Eyal Namordi
Eyal Namordi, Vice President

Address for notices:

Bank of America, N.A.

100 North Tryon Street, 14th Floor
NC1-007-14-24
Charlotte, NC 28255
Attention: Cindy K. Fisher
Telephone:	(704) 387-5452
Telecopier:	(704) 409-0180

[Collateral Agent and Intercreditor Agreement - Signature Page]

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as trustee for the holders of the Company’s 7% Senior Notes Due 2015, 6- 1/4% Notes Due 2014, 6- 7/8% Senior Notes due 2011, 6- 1/2% Senior Notes due 2010, 5- 1/8% Senior Notes due 2009 and 6- 1/2% Senior Notes due 2008

By:	/s/ Sharon McGrath
Name:	Sharon McGrath
Title:	Vice President

Address for notices:

J.P. Morgan Trust Company, National Association 227 West Monroe Street, Suite 2600 Chicago, IL 60606

Attn:	Worldwide Securities Services

Telephone:	(800) 275-2048
Telecopier:	(312) 267-5214

[Collateral Agent and Intercreditor Agreement - Signature Page]

By executing this Agreement in the space provided below, the undersigned consent and agree to the terms of this Agreement, agree not to take any action in contravention of this Agreement, and to pay the reasonable costs and expenses incurred by the Collateral Agent and each Creditor Representative in connection with the preparation, execution, delivery, administration and enforcement of this Agreement and the instruments, documents and agreements referred to herein. The undersigned also agree that the execution of this Agreement is in furtherance of the transactions contemplated by the Credit Documents, and that, as a consequence, the parties are entitled to all of the various indemnifications provided to them by the Credit Documents with respect to actions and omissions under this Agreement. The undersigned agree that, as between the undersigned and the Trustee, the Trustee shall be entitled to all the immunities, powers, privileges and protections of the Trustee set forth in the Indenture in the execution, delivery and performance of this Agreement, which are herein incorporated by reference as if set forth herein in their entirety.

STANDARD PACIFIC CORP., a Delaware corporation

SP TEXAS INVESTMENTS, INC., a Delaware corporation

STANDARD PACIFIC OF TEXAS GP, INC., a Delaware corporation

By:	/s/ Andrew H. Parnes

Andrew H. Parnes, Executive Vice President and Chief Financial Officer of Standard Pacific Corp.,

Vice President and Treasurer of SP Texas Investments, Inc. and

Treasurer of Standard Pacific of Texas GP, Inc.

Address for each of the foregoing:

15326 Alton Parkway Irvine, California 92618

Attn:	Clay A. Halvorsen, General Counsel

Telephone:	(949) 789-1618
Telephone:	(949) 789-1609

[Collateral Agent and Intercreditor Agreement - Signature Page]

EXHIBIT A

TO

COLLATERAL AGENT AND INTERCREDITOR AGREEMENT

REGISTER

QUALIFIED OBLIGATIONS	CREDITOR REPRESENTATIVE

Obligations outstanding from time to time under the Revolving Credit Agreement (Commitment $1,100,000,000)

Obligations outstanding from time to time under Term Loan A Credit Agreement (outstanding principal amount $100,000,000)

Obligations outstanding from time to time under Term Loan B Credit Agreement (outstanding principal amount $250,000,000)

BANK OF AMERICA, N.A., as Administrative Agent under the Revolving Credit Agreement, the Term Loan A Credit Agreement and the Term Loan B Credit Agreement

Address:

Bank of America, N.A.

Agency Management Services

Attn:

Telecopier: (    )         -

Telephone: (    )         -

$175,000,000 7% Senior Notes Due 2015, issued pursuant to an Indenture dated as of April 1, 1999, including all supplemental indentures thereto.

$150,000,000 6- 1/4% Notes Due 2014, issued pursuant to an Indenture dated as of April 1, 1999, including all supplemental indentures thereto.

$125,000,000 7- 3/4% Notes Due 2013, issued pursuant to an Indenture dated as of April 1, 1999, including all supplemental indentures thereto.

$175,000,000 6- 7/8% Senior Notes due 2011, issued pursuant to an Indenture dated as of April 1, 1999, including all supplemental indentures thereto.

$175,000,000 6- 1/2% Senior Notes due 2010, issued pursuant to an Indenture dated as of April 1, 1999, including all supplemental indentures thereto.

$150,000,000 5- 1/8% Senior Notes due 2009 issued pursuant to an Indenture dated as of April 1, 1999, including all supplemental indentures thereto.

$150,000,000 6- 1/2% Senior Notes due 2008 issued pursuant to an Indenture dated as of April 1, 1999, including all supplemental indentures thereto.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as trustee for the holders of the Company’s 7% Senior Notes Due 2015, 6- 1/4% Notes Due 2014, 6- 7/8% Senior Notes due 2011, 6- 1/2% Senior Notes due 2010, 5- 1/8% Senior Notes due 2009 and 6- 1/2% Senior Notes due 2008

Address:

J.P. Morgan Trust Company, National Association

227 West Monroe Street, Suite 2600

Chicago, IL 60606

Attn: Worldwide Securities Services

Telecopier: (    )         -

Telephone: (    )         -

INSTRUMENT OF JOINDER (ADDITIONAL SUBSIDIARY PLEDGOR)

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of January 5, 2009 by Standard Pacific of Orange County, Inc., a Delaware corporation (“Joining Party”), and delivered to BANK OF AMERICA, N.A., as Collateral Agent, pursuant to the Collateral Agent and Intercreditor Agreement dated as of May 5, 2006 among the Collateral Agent, Standard Pacific Corp., a Delaware corporation, those Pledgor Subsidiaries of the Company which are a party thereto and the Creditor Representatives which are a party thereto (the “Agreement”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Agreement.

RECITALS

A.	In connection with the Agreement, the Company and the Pledgor Subsidiaries granted liens in the stock (or other equity interests) of certain Subsidiaries of the Company to the Collateral Agent for the mutual benefit of the Creditors in order to secure the respective obligations of the Company and the Pledgor Subsidiaries under the Credit Documents.

B.	Joining Party is the owner of a Pledgee Subsidiary of the Company and in connection herewith is granting liens in the stock (or other equity interests) of such Pledgee Subsidiary, and as such is required pursuant to Section 12 of the Agreement to enter into a joinder to the Agreement.

C.	Joining Party expects to realize direct and indirect benefits as a result of the availability to the Company of the indebtedness under the Credit Documents.

NOW, THEREFORE, Joining Party agrees as follows

AGREEMENT

1.	Joining Party acknowledges that it has become a Pledgor Subsidiary under and pursuant to Section 12 of the Agreement. Joining Party agrees that, upon its execution hereof, Joining Party will be bound by all terms conditions, and duties applicable to a Pledgor Subsidiary under the Agreement.

2.	The effective date of this Joinder is January 5, 2009.

[Signature Page Follows]

“Joining Party”

Standard Pacific of Orange County, Inc. a Delaware corporation

By:	/s/ John M. Stephens
	Name:	John M. Stephens
	Title:	Principal Financial & Accounting Officer

Address:

26 Technology Drive Irvine, California 92618-2338 Attn: John M. Stephens, SVP and CFO Telephone: (949) 789-1600 Facsimile: (949) 789-1608

ACKNOWLEDGED:

BANK OF AMERICA, N.A. as Collateral Agent

By:
Name:
Title:

INSTRUMENT OF JOINDER (ADDITIONAL SUBSIDIARY PLEDGOR)

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of August 21, 2009 by Standard Pacific Investment Corp., a Delaware corporation (“Joining Party”), and delivered to BANK OF AMERICA, N.A., as Collateral Agent, pursuant to the Collateral Agent and Intercreditor Agreement dated as of May 5, 2006 among the Collateral Agent, Standard Pacific Corp., a Delaware corporation, those Pledgor Subsidiaries of the Company which are a party thereto and the Creditor Representatives which are a party thereto (the “Agreement”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Agreement.

RECITALS

A.	In connection with the Agreement, the Company and the Pledgor Subsidiaries granted liens in the stock (or other equity interests) of certain Subsidiaries of the Company to the Collateral Agent for the mutual benefit of the Creditors in order to secure the respective obligations of the Company and the Pledgor Subsidiaries under the Credit Documents.

B.	Joining Party is the owner of a Pledgee Subsidiary of the Company and in connection herewith is granting liens in the stock (or other equity interests) of such Pledgee Subsidiary, and as such is required pursuant to Section 12 of the Agreement to enter into a joinder to the Agreement.

C.	Joining Party expects to realize direct and indirect benefits as a result of the availability to the Company of the indebtedness under the Credit Documents.

NOW, THEREFORE, Joining Party agrees as follows

AGREEMENT

1.	Joining Party acknowledges that it has become a Pledgor Subsidiary under and pursuant to Section 12 of the Agreement. Joining Party agrees that, upon its execution hereof, Joining Party will be bound by all terms conditions, and duties applicable to a Pledgor Subsidiary under the Agreement.

2.	The effective date of this Joinder is August 21, 2009.

[Signature Page Follows]

“Joining Party”

Standard Pacific Investment Corp. a Delaware corporation

By:	/s/ John M. Stephens
	Name:	John M. Stephens
	Title:	Principal Financial & Accounting Officer & Treasurer

Address:

26 Technology Drive Irvine, California 92618-2338 Attn: John M. Stephens, SVP and CFO Telephone: (949) 789-1600 Facsimile: (949) 789-1608

ACKNOWLEDGED:

BANK OF AMERICA, N.A. as Collateral Agent

By:
Name:
Title: